Cusip No. 33385515                    13G                         Page 16 of 21

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

         Each of the undersigned hereby agrees that Amendment No.1 to Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Wireless Facilities, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

         Dated: February 14, 2002

         Entities:

Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation

                                     By:    /s/ Edward F. Glassmeyer
                                            ----------------------------
                                                Edward F. Glassmeyer, as
                                                General Partner or
                                                Managing Member or as
                                                Attorney-in-fact for the
                                                above-listed entities

Individuals:

Bandel L. Carano
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod

                                     By:    /s/ Edward F. Glassmeyer
                                            ----------------------------
                                                Edward F. Glassmeyer,
                                                Individually and as
                                                Attorney-in-fact for the
                                                above-listed individuals